Exhibit 5.1
Steven M. Przesmicki
(858) 550-6070
przes@cooley.com
November 9, 2010
Anadys Pharmaceuticals, Inc.
5871 Oberlin Drive, Suite 200
San Diego, California 92121
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Anadys Pharmaceuticals, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 1,216,071 shares of the Company’s Common Stock, $0.001 par value, including (i) 1,000,000 shares (the “Equity Plan Shares”) issuable under the 2004 Equity Incentive Plan (the “Equity Plan”), and (ii) 216,071 shares (the “Directors’ Stock Option Plan Shares”) issuable pursuant to the Company’s 2004 Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”, and collectively, the “Plans”).
In connection with this opinion, we have examined the Registration Statement and related prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Equity Plan, the Directors’ Stock Option Plan, and such other documents, records, certificates, memoranda and other instruments as we deemed necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Equity Plan Shares, when issued and sold in accordance with the Equity Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full) and (ii) the Directors’ Stock Option Plan Shares, when issued and sold in accordance with the Directors’ Stock Option Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

Anadys Pharmaceuticals, Inc.
November 9, 2010
Page Two
We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
Cooley LLP

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki